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                                                                EXHIBIT 10.10


                          STANDARD FORM OFFICE LEASE


          THIS LEASE is made as of the 15th day of April, 1993, by and between Landlord and Tenant.


                                  WITNESSETH:

1. Terms and Definitions. For the purposes of this Lease, the following terms shall have the following definitions and meanings:

     (a)  Landlord:  Nissan Real Estate Corporation U.S.A., a California
          Corporation

     (b)  Landlord's Address:        Copy to:

          Nissan Real Estate         Prentiss Properties
            Corporation U.S.A.       970 W. 190th Street
          990 W. 190th Street        Suite 430
          Torrance, CA  90502        Torrance, CA  90502
          Attn:  Facilities          Attn:  Kevin Baldridge,
                 Administrator              Property Manager

          Tenant's Address:

          The Trylon Corporation
          970 West 190th Street
          Suite 900
          Torrance, CA  90502
          Attn:  Stewart Lonky, M.D.

     (c)  Tenant:  The Trylon Corporation, a Delaware corporation

     (d)  Building Address:

                    970 West 190th Street
                    Torrance, CA  90502

     (e)  Suite Number:  900

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     (f)  Floor(s) upon which the Premises are located:  Ninth

     (g)  Premises:  Those certain premises defined in Subparagraph 2(a) below.

     (h) Site: The parcel or parcels of real property defined in Subparagraph 2(a) below.

     (i)  Approximate Rentable Square Feet within Premises:  3,427 sq. ft.

     (j) Term: Five years, with one option to extend for an additional term of five years as described in Paragraph 3(b).

     (k) Parking: Eighteen vehicle parking spaces, free of charge during the initial term of the Lease.

     (l) Leasehold Improvement Allowance: The Leasehold Improvements shall be constructed by Landlord at Landlord's sole cost and expense pursuant to the Work Letter Agreement described in Subparagraph 2(a), below.

     (m) Leasehold Improvements: All work performed by Landlord to prepare the Premises for occupancy pursuant to the Work Letter Agreement.

     (n)  Estimated Commencement Date:  June 15, 1993.

     (o)  Commencement Date:  The earlier of the following two dates:

          (i) The date upon which the Tenant commences the operation of its business in the Premises; or

         (ii) The date which is three (3) days after the date upon which Landlord gives Tenant notice that the Leasehold Improvements have been substantially completed as determined by Landlord's architect or space planner (except that if completion of the Leasehold Improvements is delayed by the factors described in Paragraph 6(a) of Exhibit "C" to this Lease, then the Commencement Date as would otherwise be established shall be accelerated by the number of days

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     calculated pursuant to the provisions of Paragraph 6(b) of said Exhibit
     "C").

     (p)  Annual Basic Rent:  $67,854.60
          Monthly Basic Rent: $5,654.55

          (Based on 3,427 Rentable Square Feet of Premises at $1.65 per Rentable Square Foot per month.)

     (q) Operating Expense Allowance: An amount equal to "Tenant's Percentage" (as defined in Paragraph 6(a) of this Lease) of the "Operating Expenses" (as defined in Paragraph 6(a) of this Lease) for the calendar year 1993 (the "Base Year").

     (r)  Tenant's Percentage:  1.6%.

     (s) Security Deposit: a total of $5,654.55, in cash, plus the Letter of Credit described in Paragraph 56 of this Lease.

     (t)  Prepaid Rent:  Not applicable.

     (u)  Permitted Use:  general business office purposes

     (v)  Brokers:  CB Commercial (Landlord's Broker)
          Westmac Commercial Brokerage (Tenant's Broker)

     (w)  Landlord's Construction Representative:  Engineering Concepts.

     (x)  Tenant's Construction Representative:  N/A

     (y) Exhibits: A through G, inclusive, which Exhibits are attached to this Lease and are incorporated herein by this reference.

     (z) "New York Prime Interest Rate" shall mean the per annum interest rate from time to time announced by a majority of the following New York City banks: The Chase Manhattan Bank, N.A.; Chemical Bank; Citibank, N.A.; Bankers Trust Company; and Morgan Guaranty Trust Company of New York, as their respective Prime Rate; provided that if less than three of such banks have the

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          same rate in effect, the median of the five rates shall be the New
          York Prime Interest Rate. For the purposes of computing interest hereunder, the New York Prime Interest Rate in effect on the last day of a month shall be deemed to be such rate in effect throughout the succeeding month.

     2.   Premises and Common Areas Leased.

          (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises contained within the suite designated in Subparagraph 1(e), outlined on the Floor Plan attached hereto and marked Exhibit "A" and incorporated herein by this reference, in that certain building which, together with its related parking facilities is located at the address designated in Subparagraph 1(d) above (said building and said parking facilities are herein together referred to as the "Building"), located on the parcel or parcels of real property (the "Site") outlined on the Site Plan attached hereto as Exhibit "B," and incorporated herein by this reference, and improved or to be improved by Landlord with the Leasehold Improvements described in the Work Letter Agreement, a copy of which is attached hereto and marked Exhibit "C" and incorporated herein by this reference, said Premises being agreed, for the purposes of this Lease to have an area approximately the number of rentable square feet designated in Subparagraph 1(i) and being situated on the floor(s) designated in Subparagraph 1(f) above. By taking possession of the Premises, Tenant accepts the Leasehold Improvements as completed or as substantially completed, and in the latter case, Landlord shall provide Tenant with a punch list of incomplete and/or corrective items -- which list shall be approved and acknowledged by Tenant and which items Landlord shall complete and/or correct within fifteen (15) days thereafter, or such additional time as may be required to complete and/or correct such items so long as Landlord is proceeding with due diligence.

          The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

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          (b)  Tenant shall have the nonexclusive right to use in common with other tenants in the Building and subject to the Rules and Regulations referred to in Paragraph 30 below, the following areas ("Common Areas") appurtenant to the Premises:

               (i) The common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; and

              (ii) Loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building.

          (c) Landlord reserves the right from time to time, without unreasonable interference with Tenant's use:

               (i) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building;

              (ii) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

             (iii) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available:

              (iv) To designate other land outside the boundaries of the Building to be a part of the Common Areas;

               (v) To add additional buildings and improvements to the Common Areas;

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              (vi)  To use or close temporarily the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the parking structure, or any portion thereof, provided that reasonable access to the Premises remains available; and

             (vii) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

     3.   Term.

          (a) The term of this Lease ("Term") shall be for the period designated in Subparagraph 1(j) commencing on the Commencement Date, and ending on the expiration of such period, unless the term hereby demised shall be sooner terminated as hereinafter provided. The Commencement Date and the date upon which the term of this Lease shall end shall be determined in accordance with the provisions of Paragraph 1 and said dates will be specified in Landlord's Notice of Lease Term Dates ("Notice"), in the form of Exhibit D which is attached hereto and is incorporated herein by this reference, and shall be served upon Tenant as provided in Paragraph 9, after Landlord delivers or tenders possession of the Premises to Tenant. The Notice shall be binding upon Tenant unless Tenant objects to the Notice in writing, served upon Landlord as provided for in Paragraph 9 hereof, within five (5) days after Tenant's receipt of the Notice.

          (b) Provided that Tenant is not then in default, and the Tenant named herein is then occupying the Premises, Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years. The rent during such renewal term shall be at ninety-five percent (95%) of the then prevailing market rate (taking into account any free rent or other concessions then customarily being offered to tenants) for comparable space in first-class office buildings located within a three-mile radius of the Building. Tenant shall notify Landlord of its intention to exercise such option at least six (6) months prior to the expiration of the initial Term. This option is personal to the Tenant named herein and may not be exercised by or for any sublessee or assignee of the Tenant named herein.

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          (c)  Within thirty (30) days of such notification, Landlord shall submit to Tenant Landlord's determination of the then prevailing market rent (taking into account any free rent or other concessions then customarily being offered to tenants), together with the comparable rent information on which Landlord has relied in making its determination. In the event that Tenant notifies Landlord in writing, on or before the thirtieth (30th) business day following Tenant's receipt of notice of Landlord's determination of the then market rent under this section of this Lease, that Tenant reasonably disagrees with any such determination, Landlord and Tenant shall negotiate in good faith to resolve such dispute within 10 business days thereafter. If not resolved within such period, the issue shall be referred to an individual (the "Expert") agreed upon by Landlord and Tenant or (failing such agreement) appointed by the President of the Los Angeles Real Estate Board or (if such office is no longer in existence or such officer is unwilling to so act) appointed by an equivalent individual. The Expert shall in any event have at least 5 years' experience in leasing office space in Los Angeles and shall be independent. The Expert shall be deemed to be acting as an expert and not as an arbitrator, and shall determine the applicable market rent within 30 days after his appointment. The "then prevailing market rent" which shall apply for purposes of the applicable provision of this Lease shall be the rent determined by either Landlord or Tenant which is closest to the Expert's determination and the party that is not closest shall pay all of the costs and expenses incurred in connection with the appointment of, and services of, the Expert. Until any such dispute is resolved, any applicable payments due under this Lease shall correspond to Landlord's determination and, if applicable, Landlord shall refund any overpayments made to Tenant within 3 business days following the final resolution of the dispute.

          4. Possession. Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises to Tenant on the date above specified in Subparagraph 1(n) as the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended.

          5. Annual Basic Rent. Tenant agrees to pay Landlord as Annual Basic Rent for the Premises the Annual Basic Rent designated in Subparagraph 1(p) (subject to adjustment as

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hereinafter provided) in twelve (12) equal monthly installments ("Monthly Basic
Rent"), each equal to the amount set forth in Subparagraph 1(p) as Monthly Basic Rent, and each in advance on the first day of each and every calendar month during the term of this Lease, provided, however, that if the Commencement Date occurs on any date other than the first day of a month then Monthly Basic Rent for the partial month during which the Commencement Date occurs shall be paid on the Commencement Date. In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty (30), and such rental shall be paid at the commencement of such periods. In addition to said Annual Basic Rent, Tenant agrees to pay the amount of the rental adjustments as and when hereinafter provided in this Lease. Said Annual Basic Rent, any additional rent payable pursuant to the provisions of this Lease and any rental adjustments shall be paid to Landlord, without any prior demand therefor and without any deduction or offset whatsoever in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Subparagraph 1(b) or to such other person or at such other place as Landlord may from time to time designate in writing. Further, all charges to be paid by Tenant hereunder, including, without limitation, payments for real property taxes, insurance, repairs and parking shall be considered additional rent for the purposes of this Lease, and the word "rent" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Basic Rent is referenced.

     6.   Rental Adjustments.

          (a) For the purposes of this Subparagraph 6(a), the following terms are defined as follows:

          Tenant's Percentage: Tenant's Percentage shall mean that portion of the total rentable area of the Building leased by Tenant as set forth as a percentage in Subparagraph 1(r) above.

          Operating Expense Allowance: Operating Expense Allowance shall mean that portion of Tenant's Percentage of the Operating Expenses which Landlord has included in the Annual

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Basic Rent and which amount is set forth in Subparagraph 1(q) above.

          Operating Expenses: Operating Expenses shall consist of all direct costs of operation and maintenance of the Building, the Building Common Areas and the Site ("Operating Expenses") as determined by standard accounting practices, calculated as described in Subparagraph 6(c), below, including the following costs by way of illustration, but not limitation: real property taxes and assessments and any taxes or assessments hereafter imposed in lieu thereof; rent taxes, gross receipt taxes (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both); water and sewer charges; the net cost and expense of insurance for which Landlord is responsible hereunder or which Landlord or any first mortgage with a lien affecting the Premises reasonably deems necessary in connection with the operation of the Building; utilities; janitorial services; security; labor; parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building or the Premises; the cost (amortized over such reasonable period as Landlord shall determine together with interest at the New York Prime Interest Rate on the unamortized balance) of
(a) any capital improvements made to the Building by the Landlord after the first year of the term of the Lease that reduce other Operating Expenses, or made to the Building by Landlord after the date of the Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, or (b) replacement of any building equipment needed to operate the Building at the same quality levels as prior to the replacement; costs incurred in the management of the Building, if any (including supplies, wages and salaries of employees used in the management, operation and maintenance of the Building, and payroll taxes and similar governmental charges with respect thereto, and Building management office rental); air-conditioning; waste disposal; heating; ventilating; elevator maintenance; supplies; materials; equipment; tools; repair and maintenance of the structural portions of the Building, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord;

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maintenance costs, including utilities and payroll expenses, rental of personal property used in maintenance, and all other upkeep of all parking and common areas; costs and expenses of gardening and landscaping; maintenance of signs (other than Tenant's signs); personal property taxes levied on or attributable to personal property used in connection with the entire Building, including the Common Areas; reasonable audit or verification fees; and costs and expenses of repairs, resurfacing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves. Operating Expenses shall not include depreciation on the Building or equipment therein, Landlord's executive salaries or real estate brokers' commissions.

          As used herein, the term "real property taxes" shall include any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, including, but not limited to, the following:

               (i) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

              (ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 Election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

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             (iii)  any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

              (iv) any assessment, tax fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

          Notwithstanding any provision of this Subparagraph 6(a) expressed or implied to the contrary, "real property taxes" shall not include taxes imposed on (or measured by) Landlord's income, or Landlord's franchise, inheritance or estate taxes.

          (b) By March 1, 1994, and by March 1st of each succeeding calendar year during the term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("Estimate Statement") wherein Landlord shall estimate both the Operating Expenses and the Tenant's Percentage of Operating Expenses for the current calendar year. If the estimate of Tenant's Percentage of Operating Expenses in the Estimate Statement exceeds the Operating Expenses Allowance, Tenant shall pay, as a "Rental Adjustment," one-twelfth (1/12) of such excess each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of such Estimate Statement, Tenant shall pay an amount equal to one (1) monthly installment (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, both months inclusive; provided, however, if at any time during the term of the Lease, but not more often than quarterly, Landlord determines that Tenant's Percentage of Operating Expenses for the current calendar year will be greater than the amount set forth in the Estimate Statement, Landlord shall issue a revised Estimate Statement and Tenant shall pay to Landlord, within ten (10) days

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after the delivery of the revised Estimate Statement, the difference between such revised Estimate Statement and the original Estimate Statement for the portion of the current calendar year which has then expired, and Tenant shall pay, during the balance of such current calendar year and until the later of March 1 or the date of receipt by Tenant of the revised Estimate Statement or the Estimate Statement for the succeeding calendar year installments such that the balance would be fully amortized over the remaining months of the current calendar year. By March 1, 1995, and by March 1st of each succeeding calendar year during the term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("Actual Statement") which states the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant's Percentage of Operating Expenses is more than the total Rental Adjustments paid by Tenant on account of the preceding calendar year, Tenant shall pay Landlord the difference in a lump sum within ten (10) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant's Percentage of Operating Expenses is less than the total Rental Adjustments paid by Tenant on account of the preceding calendar year, Landlord shall credit any overpayment toward the next monthly rent payment falling due and the next monthly installment of Tenant's Percentage of Operating Expenses to be paid pursuant to the then current Estimate Statement, or if this Lease has been terminated, such excess shall be credited against any amount which Tenant owes Landlord pursuant to this Lease and any further excess shall be promptly paid by Landlord to Tenant. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Paragraph shall not constitute a waiver of its right to require an increase in rent nor shall it relieve Tenant of its obligations pursuant to this Paragraph, except that Tenant shall not be obligated to make any payments based on such estimate or statement until ten (10) days after receipt of such estimate or statement. In the event Tenant shall dispute the amount set forth in the Actual Statement described above in this Subparagraph 6(b), Tenant shall have the right, not later than ninety (90) days following receipt of such Actual Statement, to cause Landlord's books and records with respect to the preceding calendar year to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. The results of such audit shall be binding on Landlord and Tenant. The amounts payable under this Subparagraph 6(b) by Landlord to Tenant or by Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. If

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such audit discloses a liability for further refund by Landlord to Tenant in excess of ten percent (10%) of the payments previously made by Tenant for such calendar year, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be borne by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Subparagraph 6(b) within ninety
(90) days after receipt of Landlord's Actual Statement, such Actual Statement shall be conclusively binding upon Landlord and Tenant.

          Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expense's decrease shall be immediately rebated by Landlord to Tenant.

          Notwithstanding anything contained in this Paragraph 6, the rental payable by Tenant shall in no event be less than the rent specified in Paragraph 5 hereof.

          (c) With respect to any calendar year, including the base year used for determining the Operating Expense Allowance, during the term of this lease in which the Building is not leased to the extent of at least ninety-five percent (95%) of the Rentable Area thereof, the Operating Expenses for such period shall, for the purposes hereof, be adjusted to allocate the actual cost of providing services which vary directly with the level of occupancy of the Building (such as janitorial service) to the leased area of the Building by multiplying the costs of the variable service by a fraction, the numerator of which is 95 and the denominator of which is the percentage of the leased area of the Building. For example, if the actual cost of providing janitorial service for the leased area of the Building is $100,000 for said year and the Building is only seventy percent (70%) leased, then the $100,000 cost shall be adjusted on a 95% "gross-up" basis to a figure of $135,714 ($100,000 x 95/70 = $135,714).
Therefore, if a tenant leased 5% of the Rentable Area of the Building, the tenant's share of such cost would be $6,786 (5% of $135.714 = $6,786).

          Expenses which do not fluctuate based upon occupancy levels shall not be increased under this Section (c) and Landlord

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shall not receive from Tenants of the Building, as a result of the operation of this Section (c), an amount which is greater than the actual expenses incurred for such calendar year.

     7. Security Deposit. In connection with Tenant's entry into the "Suite 220 Lease" (as defined in Paragraph 59, below) Tenant has deposited with Landlord a security deposit in the amount of $3,000. On the Commencement Date Tenant shall deposit with Landlord an additional security deposit in the amount of $2,654.55. Simultaneously with Tenant's execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord the Letter of Credit described in Paragraph 56, below. Said cash deposit, in the total amount of $5,654.55, and said Letter of Credit shall together constitute the Security Deposit. The Security Deposit, including the Letter of Credit, shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit and/or at Landlord's option, draw upon the Letter of Credit, for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, or if Landlord so draws upon the Letter of Credit, Tenant shall reinstate the Letter of Credit to its full face amount as required pursuant to Paragraph 56, and, in either event, Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit, except as described in Paragraph 56. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interests hereunder) at the expiration of the Lease term, provided that Landlord may retain the Security Deposit until such time as any

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

amount due from Tenant in accordance with Paragraph 5 and 6 hereof has been determined and paid in full. Should Landlord sell its interest in the Premises during the term hereof and if Landlord deposits with the purchaser thereof the then unappropriated funds deposited by Tenant as aforesaid, and assigns to the purchaser thereof Landlord's beneficial interest in the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit.

     8. Use. Tenant shall continuously use the Premises for general business office purposes and purposes incident thereto, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises in violation of any recorded covenants, conditions and restrictions affecting the Site or of any law or of the Certificate of Occupancy issued for the Building of which the Premises are a part, and shall, upon five (5) days written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any recorded covenants, conditions and restrictions affecting the Site or of any law or of said Certificate of Occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord as additional rent for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Paragraph 8. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Tenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Building by Landlord's architect, with the partitions to be considered a part of the live load. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof. Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load.

     9. Payments and Notices. All rents and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated by Landlord in Subparagraph 1(b) above or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant or to Lender, each at the addresses designated in Subparagraph 1(b). Either party may by written notice to the other specify a different address for notice purposes except that Landlord may in any event use the Premises as Tenant's address for notice purposes. If more than one person or entity constitutes the "Tenant" under this Lease, service of any notice upon any one of said persons or entities shall be deemed as service upon all of said persons or entities.

     10. Brokers. The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in Subparagraph 1(v), and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said brokers, and that Tenant shall have no responsibility therefor. As part of the consideration for the granting of this Lease, Tenant represents and warrants to Landlord that to Tenant's knowledge no other broker, agent or finder negotiated or was instrumental in negotiating or consummating this Lease and that Tenant knows of no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of

Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall hold Landlord harmless from all damages and indemnify Landlord for all said damages paid or incurred by Landlord resulting from any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein.

     11. Holding Over. If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the Monthly Basic Rent which would be applicable to the Premises upon the date of such expiration (subject to adjustment as provided in Paragraph 6 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

     12.  Taxes on Tenant's Property.

          (a) Tenant shall be liable for and shall pay at least ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event, at Tenant's sole cost and expense, Tenant shall have the right, with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

          (b) If any alterations to the Leasehold Improvements, whether such alterations are installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, cause the Leasehold Improvements, as so altered, to be assessed for real property tax purposes at a valuation higher than the Leasehold Improvements prior to such alteration (adjusted for the tax collector's internal amortization schedule), then the real property taxes and assessments levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Subparagraph 12(a), above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Leasehold Improvements, as altered, are assessed at a higher valuation than the Leasehold Improvements prior to such alteration, such records shall be binding on both Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction of such alterations to the Leasehold Improvements shall be used, as amortized over the remaining term of the Lease by Landlord.

     13. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition. Without limiting the foregoing, Tenant's execution of the Notice attached hereto as Exhibit "D" shall constitute a specific acknowledgment, in light of the practical impossibility of ensuring that every floor slab has been installed with absolutely no deflection, that all wood floor coverings, wood paneling, and similar interior Leasehold Improvements have been and/or will be designed to accommodate the actual floor slab deflection unique to each particular area of the Premises to be so improved.

     14.  Alterations.

          (a) Tenant may, at any time and from time to time during the term of this Lease, at its sole cost and expense, make alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called "changes" and, as applied to changes provided for in this Paragraph, "Tenant's Changes") in and to the Premises, excluding structural changes, on the following conditions, and provided such changes will not result in a violation of or require a change in the Certificate of Occupancy or any laws applicable to the Premises:

              (1) The outside appearance, character or use of the Building shall not be affected, and no Tenant's Changes shall weaken or impair the structural strength or, in the opinion of Landlord, lessen the value of the Building or create the potential for unusual expenses to be incurred upon the removal of Tenant's Changes and the restoration of the Premises upon the termination of this Lease.

              (2) No part of the Building outside of the Premises shall be physically affected.

              (3) The proper functioning of any of the mechanical, electrical, sanitary and other service systems or installations of the Building ("Service Facilities") shall not be adversely affected and there shall be no construction which might interfere with Landlord's free access to the Service Facilities or interfere with the moving of Landlord's equipment to or from the enclosures containing the Service Facilities.

              (4) In performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Paragraph.

              (5) All work shall be done at such times and in such manner as Landlord from time to time may designate, and shall meet or exceed the standards for materials and construction procedures set forth in Exhibit "C" to this Lease.

              (6) Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts or chattel mortgages.

              (7) At the date upon which the term of this Lease shall end, or upon the date of any earlier termination of this Lease, Tenant shall on Landlord's written request restore the Premises to their condition prior to the making of any changes permitted by this Paragraph, reasonable wear and tear excepted.

          (b) Before proceeding with any change (exclusive of changes to items constituting Tenant's personal property), Tenant shall submit to Landlord plans and specifications for the work to be done, which shall require Landlord's written approval. Landlord shall then prepare or cause to be prepared, at Tenant's expense, mechanical, electrical and plumbing drawings and may confer with consultants in connection with the preparation of such drawings and also submit to such consultant(s) any of the plans prepared by Tenant. If Landlord or such consultant(s) shall disapprove of any of the Tenant's plans, Tenant shall be advised of the reason for such disapproval. In any event, Tenant agrees to pay to Landlord, as additional rent the cost of such consultation and review immediately upon receipt of invoices either from Landlord or such consultant(s).

          (c) If the proposed change requires approval by or notice to the lessor of a superior lease or the holder of a mortgage, no change shall proceed until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease or mortgage with respect to the proposed change or alteration have been met or complied with at Tenant's expense; and Landlord, if it approves the change, will request such approval or give such notice, as the case may be. Any change for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.

          (d) After Landlord's written approval has been sent to Tenant and the approval by or notice to the lessor of a superior lease or the holder of a superior mortgage has been received or given, as the case may be, Tenant shall enter into an agreement for the performance of the work to be done pursuant to this Paragraph with Landlord or, at Landlord's option, Tenant may choose from an approved list to be submitted by Landlord on request by Tenant, so long as Landlord's contractor performs that portion of the work which affects the mechanical, plumbing, electrical or fire protection systems of the Building. In any event, Tenant agrees to pay to Landlord (on account for the contractor, if other than Landlord), as additional rent 50% of the estimated cost of such construction immediately upon approval of such work by Landlord and shall pay, as additional rent, the balance of the actual cost of such construction immediately upon receipt from Landlord of invoices from time to time during the course of such construction. At Landlord's option, such payments shall be made directly to the contractor performing such work. All costs and expenses incurred in Tenant's Changes shall be paid by Tenant within seven (7) days after each billing by Landlord or any such contractor or contractors. If Landlord approves the construction of specific interior improvements in the Premises by other contractors chosen by Tenant from a list prepared by Landlord at Tenant's request, then Tenant's contractors shall obtain on behalf of Tenant and at Tenant's sole cost and expense, (i) all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and (ii) a completion and lien indemnity bond, or other surety bond, in form and substance and issued by a surety satisfactory to Landlord, for the Tenant's Changes. In the event Tenant shall request any changes in the work to be performed after the submission of the plans referred to in this Paragraph 14, such additional changes shall be subject to the same approvals and notices as the changes initially submitted by Tenant.

          (e) All Tenant's Changes and the performance thereof shall at all times comply with (i) all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental authorities, agencies, offices, departments, bureaus and boards having jurisdiction thereof, (ii) all rules, orders, directions, regulations and requirements of the Pacific Fire Rating Bureau, or of any similar insurance body or bodies, and (iii) all rules and regulations of Landlord, and Tenant shall cause Tenant's Changes to be performed in compliance therewith and in a good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Building. Tenant's Changes shall be performed in such manner as not to interfere with the occupancy of any other tenant in the Building nor delay, or impose any additional expenses upon Landlord in the construction, maintenance or operation of the Building, and shall be performed by contractors or mechanics approved by Landlord and submitted to Tenant pursuant to this Paragraph, who shall coordinate their work in cooperation with any other work being performed with respect to the Building. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, of which Landlord and its managing agent shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes.

          (f) Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. All alterations, decorations, additions or improvements upon the Premises, made by either party, including (without limiting the generality of the foregoing) all wall-covering, built-in-cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Lease term, except that Landlord may by written notice to Tenant, given at least thirty (30) days prior to the end of the Lease term, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair any damage to the Premises arising from such removal or, at Landlord's option, shall pay, as additional rent, to the Landlord all of Landlord's costs of such removal and repair.

          (g) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term provided Tenant is not in default hereunder, and provided further that Tenant shall repair any damage caused by such removal. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord, as additional rent, upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession, or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of said effects.

          (h) Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Site and/or the Building (including the Premises if required so to do by any law or regulation) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages and stairways thereof, and to change the name by which the Building is commonly known, as Landlord may deem necessary or desirable. Nothing contained in this Paragraph 14 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority and nothing contained in this Paragraph 14 shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof other than as otherwise provided in this Lease.

     15.  Repairs.

          (a) By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant shall, when and if needed or whenever requested by Landlord to do so, at Tenant's sole cost and expense, maintain and make all repairs to the Premises and every part thereof, to keep, maintain and preserve the Premises in first class condition, excepting ordinary wear and tear, and repair. Any such maintenance and repairs shall be performed by Landlord's contractor, or at Landlord's option, by such contractor or contractors as Tenant may choose from an approved list to be submitted by Landlord. All costs and expenses incurred in such maintenance and repair shall be paid by Tenant within seven (7) days after billing by Landlord or such contractor or contractors. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Premises to Landlord in the same condition as when received. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth. Notwithstanding anything to the contrary contained in Subparagraphs (a) and (b) of this Paragraph 15, Tenant shall maintain and repair at its sole cost and expense, and with maintenance contractors approved by Landlord, all non-base building facilities, including lavatory, shower, toilet, washbasin and kitchen facilities and heating and air conditioning systems, including all plumbing connected to said facilities or systems installed by Tenant or on behalf of Tenant or existing in the Premises at the time of delivery of possession of the Premises to Tenant by Landlord. The provisions of this paragraph shall not apply to the basic heating and air conditioning system provided by Landlord to all tenants of the Building.

          (b) Anything contained in Subparagraph 15(a) above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 23 hereof there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

     16. Liens. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the real property of which the Premises form a part nor against the Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the New York Prime Interest Rate from the date of such payment by Landlord.

     17. Entry by Landlord. Subject to Landlord's agreement to minimize any disturbance of Tenant's use of the Premises by exercise of the following rights, Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by the Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent, and may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord. Landlord hereby agrees to use its best good faith efforts in the exercise of its rights under this Paragraph 17 to minimize any disturbance of Tenant's use and possession of the Premises and to provide as much notice to Tenant as may be reasonably possible prior to any such exercise of Landlord's rights under this Paragraph 17.

     18. Utilities and Services. Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during those hours ("regular business hours") set forth in the Rules and Regulations as defined in Paragraph 30 hereof, as may be amended in writing by Landlord from time to time during the term of this Lease and delivered to Tenant, reasonable quantities of electric current for normal lighting (not to exceed 1.65 watts per square foot of rentable area in the Premises) and fractional horsepower office machines, water for lavatory and drinking purposes in the Common Area facilities, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises, janitorial service (including washing of windows with reasonable frequency as determined by Landlord), and elevator service by nonattended automatic elevators. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or for any other causes. If Tenant requires or utilizes more water or electric power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage. Tenant shall pay Landlord on demand, as additional rent, at rates reasonably established by Landlord, for any heat, air conditioning or other such service provided to Tenant during hours other than regular business hours. In addition, Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant thereafter shall pay all charges of the utility providing service and Landlord shall make an appropriate adjustment to account for the fact that Tenant is directly paying such metered charges. Tenant specifically undertakes to install and maintain at Tenant's cost such fire protection equipment including, without limitation, emergency lighting as required by any governmental authority or insurer, and if so required Tenant shall appoint one of Tenant's personnel to coordinate with the fire protection facilities and personnel of Landlord. Any light bulbs used in the Premises other than those typically supplied by Landlord throughout the Building shall be purchased and installed by Tenant. Tenant shall maintain, clean and repair any and all Building "Non-Standards" (as defined in Exhibit "C" hereto) including but not limited to metallic trim, wood floor covering, glass panels, windows, partitions, kitchens and executive washrooms in the Premises. Landlord shall not be responsible in any manner for said maintenance, cleaning and repair.

     19. Bankruptcy. If Tenant shall file a petition in bankruptcy under any Chapter of the United States Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee be appointed for Tenant's property and the order appointing such receiver or trustee shall not have been set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall otherwise by operation of law pass to any person or persons other than Tenant, then and in any such event Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord, forthwith terminate this Lease, and notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in the amount provided in Subparagraph 25(b) below and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of damages recoverable under the provisions of this Paragraph 19.

     20.  Indemnification.

          (a) To the fullest extent permitted by law Tenant hereby agrees to defend, indemnify and hold Landlord harmless against and from any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant, its agents, contractors, employees or invitees in or about the Premises or elsewhere, and hereby agrees to further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant, or of its agents, employees, or invitees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord hereby agrees to defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease which failure has persisted for an unreasonable period of time after written notice of such, and Tenant hereby waives all its claims in respect thereof against Landlord.

          (b) Notwithstanding the foregoing, Tenant shall not be liable nor indemnify Landlord for damage or injury caused by Landlord's failure to fulfill all of its obligations under this Lease or by reason of the gross negligence or willful misconduct of Landlord or its agents, servants, contractors or employees. Landlord will indemnify and hold Tenant free and harmless from and against all such losses, damages, actions, claims or demands, including its reasonable attorneys' fees.

     21. Damage to Tenant's Property. Notwithstanding the provisions of Paragraph 20 to the contrary, Landlord or its agents shall not be liable for any damage to property entrusted to employees specifically hired to service the Building, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place, or resulting from dampness or any other patent or latent cause whatsoever. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment located therein.

     22.  Insurance.

          (a) During the Term. Tenant, at its sole expense, shall obtain and keep in force the following insurance:

              (i) All Risk insurance upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, fittings, installations, fixtures and any other personal property, Leasehold Improvements (other than "Standards" as described the Work Letter Agreement), and alterations, in an amount not less than ninety percent (90%) of the full replacement cost thereof. All such insurance policies shall name Tenant as named insured thereunder, and shall have attached an endorsement naming Landlord as an additional insured thereunder and, at Landlord's request, shall name Landlord's mortgagees (and, if applicable, ground or primary lessors) as loss payees thereunder, all as their respective interests may appear. Landlord will not be required to carry insurance of any kind on any "Non-Standards," as described in the Work Letter Agreement, on Tenant's furniture or furnishings, or on any of Tenant's fixtures, equipment, improvements, or appurtenances under this Lease; and Landlord shall not be obligated to repair any damage thereto or replace the same.

              (ii) Comprehensive general liability insurance coverage, including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, and products and completed operations liability, in limits not less than $3,000,000 inclusive. All such insurance policies shall name Tenant as named insured thereunder and shall name Landlord and Landlord's mortgagees (and, if applicable, ground or primary lessors) as additional insureds thereunder, all as their respective interests may appear.

             (iii) Worker's Compensation and Employer's Liability insurance, with a waiver of subrogation endorsement, in form and amount satisfactory to Landlord.

              (iv) Any other form or forms of insurance as Tenant, Landlord, or Landlord's mortgagees or ground or primary lessors may reasonably require from time to time in form, in amounts, and for insurance risks against which a prudent tenant of a comparable size and in a comparable business would protect itself.

          (b) All policies shall be issued by insurers that are acceptable to Landlord and in form satisfactory from time to time to Landlord. Tenant will deliver certificates of insurance on the Landlord's standard form (or, if required by Landlord, the mortgagees of Landlord, or any ground or primary lessors, certified copies of each such insurance policy) to Landlord as soon as practicable after the placing of the required insurance, but not later than ten
(10) days prior to the date Tenant takes possession of all or any part of the Premises. All policies shall contain an undertaking by the insurers to notify Landlord and Landlord's mortgagees (and, if applicable, ground or primary lessors) in writing, by Registered or Certified U.S. Mail, return receipt requested, not less than fifteen (15) days before any material change, reduction in coverage, cancellation, or other termination thereof.

          (c) During the Term, Landlord shall insure the Building and the Standards (excluding any property which Tenant is obligated to insure under Subparagraphs 22(a) and (b) hereof) against damage with All Risk insurance and public liability insurance, all in such amounts and with such deductions as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord's mortgagees may determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

          (d) Tenant will not keep, use, sell, or offer for sale in, or upon, the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building and the Standards. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Leasehold Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

          (e) If any of Landlord's insurance policies shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or sub-tenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within 48 hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not, to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 22(e), if Tenant fails to remedy as aforesaid,

Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to remedy such default.

          (f) All policies covering real or personal property which either party obtains affecting the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss, if same are obtainable without reasonable cost. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement, to the extent of the injury or loss covered thereby.

     23.  Damage or Destruction.

          (a) In the event the Building or any insured alterations are damaged by fire or other perils covered by Landlord's extended coverage insurance to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof and if the damage thereto is such that the Building and any insured alterations may be repaired, reconstructed or restored within a period of ninety
(90) days after the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and the Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration is such as to require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, or if any lender holding any encumbrance on the Building requires that insurance proceeds be applied to reduce the debt secured by the encumbrance, Landlord either may elect to so repair, reconstruct or restore the Building and any insured alterations and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore the Building and any insured alterations and the Lease shall in such event terminate. Under any of the conditions of this Subparagraph 23(a), Landlord shall give written notice to Tenant of its intention within thirty (30) days from the date of such event of damage or destruction. In the event Landlord elects not to restore said Building and any insured alterations, this Lease shall be deemed to have terminated as of the date of such partial destruction.

          (b) Upon any termination of this Lease under any of the provisions of this Paragraph 23, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid.

          (c) In the event of repair, reconstruction and restoration by Landlord as herein provided, the rent provided to be paid under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration.
Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

          (d) Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 23. Notwithstanding anything to the contrary contained in this Paragraph 23, should Landlord be delayed or prevented from repairing or restoring the damaged Premises within six (6) months after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said six (6) month period.

          (e) In the event that damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

          (f) It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense or which were insured by either party, the proceeds of such insurance having been received by Landlord, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

          (g) Notwithstanding anything to the contrary contained in this Paragraph 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 23 occurs during the last twelve (12) months of the term of this Lease or any extension hereof. Any termination by Landlord in connection with casualty near the end of the term as set forth above shall not be effective in the event that (A) Tenant then has, or would with the passage of time have, the right to extend this Lease and (B) Tenant irrevocably notifies Landlord in writing, within 10 business days following Landlord's termination notice, that Tenant is exercising such extension right.

          (h) The provisions of California Civil Code (S) 1932, Subsection 2, and (S) 1933, Subsection 4, are hereby waived by Tenant.

     24.  Eminent Domain.

          (a) In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority, Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, and Landlord at his option may terminate this Lease. If Landlord does not so elect, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award separately made to Tenant for the taking of personal property and trade fixtures belonging to Tenant or for moving costs incurred by Tenant in relocating Tenant's business.

          (b) In the event of taking of the Premises or any part thereof for temporary use: (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 15 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 24(b), a temporary taking shall be defined as a taking for a period of 270 days or less.

          (c) Landlord and Tenant hereby waive the provisions of California Code of Civil Procedure Section 1265.130 to the extent that such provisions are inconsistent with this Lease.

     25.  Defaults and Remedies.

          (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

               (i) The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) days or longer while in default of any provision of this Lease.

              (ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
     (S) 1161.

             (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25(a)(i) or
     (ii) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure (S) 1161; provided, further, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten-day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

              (iv) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30)
     days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

          (b) In the event of any such default by Tenant in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the right to pursue one or more of the following remedies:

          (1) Landlord may terminate this Lease and all rights of Tenant hereunder and may recover from Tenant the following:

               (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

              (ii) the worth at the time of award by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

             (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

              (iv) any other amount necessary to compensate Landlord for all the detriment proximately cause by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

          As used in Subparagraphs 25(b)(1)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the New York Prime Interest Rate per annum. As used in Subparagraph 25(b)(1)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1) percentage point.

          (2) Landlord may continue the Lease in effect and pursue any other rights and remedies it may have hereunder or otherwise, including the right to recover all rent from Tenant as it becomes due, all as permitted by California Civil Code (S) 1951.4 (as modified or recodified from time to time) and/or as otherwise permitted by law from time to time.

          (c) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises, such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant for such period of time as may be required by applicable law after which time Landlord may dispose of such property in accordance with applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 25(c) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to

Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

          (d) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any of or all of such remedies or any remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

     26. Assignment and Subletting. Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. Any assignment, encumbrance, or sublease without Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a default. For purposes hereof, in the event Tenant is a partnership, a withdrawal or change of partners owning more than a fifty (50%) interest in the partnership, or if Tenant is a corporation, any transfer of more than fifty percent (50%) of its stock, shall constitute a voluntary assignment and shall be subject to these provisions. No consent to an assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Paragraph. Tenant shall notify Landlord in writing of Tenant's intent to assign, encumber, or sublease this Lease, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and the terms of the proposed assignment or subletting, and Landlord shall, within thirty (30) days of receipt of such written notice, and additional information requested by Landlord concerning the proposed assignee's or sublessee's financial responsibility, elect one of the following:

               (a) Consent to such proposed assignment, encumbrance or sublease;

               (b) Refuse such consent, which refusal shall be on reasonable grounds, including without limitation the character, reputation or credit-worthiness of any proposed sublessee or assignee or the proposed use of the Premises or Building by such proposed sublessee or assignee; or

               (c) Elect to terminate this Lease, or in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet.

As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord may require that the rent payable by such assignee or sublessee is at least 95% of the then current published rental rates for the Premises or comparable premises in the Building, but not less than the then current Annual Basic Rent under this Lease and may require, whether or not Tenant is in default under this Lease, that the assignee or sublessee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee. If any lease guaranty has been executed in connection with this Lease, Landlord reserves the right, as a condition to its consent, to require reaffirmation of such guaranty by the guarantor thereunder. In the event that Landlord shall consent to an assignment or sublease under the provisions of this Paragraph 26, Tenant shall pay Landlord's reasonable processing costs and attorneys' fees incurred in giving such consent. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as additional rent hereunder fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant (less (a) reasonable and customary costs actually paid by Tenant to unaffiliated third parties in affecting such assignment or sublease, including, but not limited to, brokerage fees and remodeling expenses, and (b) Monthly Basic Rent paid by Tenant hereunder during any period that the subtenant or assignee is entitled to occupy the Premises without paying rent, in each case amortized over the original term of the sublease or assignment) promptly after its receipt. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this Lease. If Tenant requests Landlord's consent to any assignment of this Lease or any subletting of all or a portion of the Premises, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days of receipt by Landlord of the financial responsibility information required by this Paragraph 26, to terminate this Lease effective as of the date Tenant proposes to assign this Lease or sublet all or a portion of the Premises. Landlord's right to terminate this Lease as to all or a portion of the Premises on assignment or subletting shall not terminate as a result of Landlord's consent to the assignment of this Lease or the subletting of all or a portion of the Premises, or Landlord's failure to exercise this right with respect to any assignment or subletting. Tenant understands and acknowledges that the option, as provided in this Paragraph 26, to terminate this Lease rather than approve the assignment thereof or the subletting of all or any portion of the Premises, is a material inducement for Landlord's agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth.

     27. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any first mortgagee with a lien on the Building or any ground lessor with respect to the Building, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord and Tenant's right to possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and all other amounts required to be paid to Landlord pursuant to the terms hereof and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. Tenant covenants and agrees to execute and deliver upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such around leases or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within ten (10) business days of receipt, Tenant shall be in default and Landlord may, at Landlord's option, terminate this Lease provided written notice of such termination is received by Tenant prior to Landlord's receipt of such documents.

     28.  Estoppel Certificate.

          (a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit "E" attached hereto, certifying: (i) the Commencement Date of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

          (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance. Tenant's failure to deliver said statement to Landlord within ten (10) working days of receipt shall constitute a default under this Lease, and Landlord may, at Landlord's option, terminate this Lease, provided written notice of such termination is received by Tenant prior to Landlord's receipt of said statement.

     29. Building Planning. In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Building planning program, upon notifying Tenant in writing, Landlord shall have the right to move Tenant to other space in the Building of which the Premises forms a part, at Landlord's sole cost and expense, including all of Tenant's moving expenses, telephone installation and stationery reprinting charges, and the terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised Exhibit "A" shall become part of this Lease and shall reflect the location of the new space and Paragraph 1 of this Lease shall be amended to include and state all correct data as to the new space. However, if the new space does not meet with Tenant's approval, Tenant shall have the right to cancel this Lease upon giving Landlord thirty (30) days' prior written notice within ten (10) days of receipt of Landlord's notification.

     30. Rules and Regulations. Tenant shall faithfully observe and comply with the "Rules and Regulations" a copy of which is attached hereto and marked Exhibit "F," and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations.

     31. Conflict of Laws. This Lease shall be governed by and construed pursuant to the laws of the State of California.

     32. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     33. Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of

Landlord, operate as an assignment to it of any or all subleases and subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto, broom-clean the Premises, leave the Premises in good order, repair and condition, reasonable wear and tear excepted, and comply with the provisions of Subparagraphs 14(f) and 14(g). The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

     34. Professional Fees. In the event that Landlord should bring suit for the possession of the Premises or for the recovery of any sum due under this Lease, or should either party bring suit against the other with respect to matters arising from or growing out of this Lease, then all costs and expenses, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

     35. Performance by Tenant. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than Annual Basic Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the New York Prime Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent. Following each second consecutive late payment of rent,

Landlord shall have the option to require that Tenant increase the amount of the Security Deposit required under Paragraph 7 hereinabove by one hundred percent (100%), which additional Security Deposit shall be retained by Landlord and may be applied by Landlord in the manner provided in said Paragraph 7. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed upon Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises or the Building of which the Premises are a part. Therefore, if any monthly installment of Annual Basic Rent is not received by Landlord by the date when due, or if Tenant fails to pay any other sum of money due hereunder and such failure continues for ten
(10) days after notice thereof by Landlord, Tenant shall pay to Landlord, as additional rent, the sum of five percent (5%) of the overdue amount as a late charge. Landlord's acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect. Further, in the event such late charge is imposed by Landlord for two (2) consecutive months for whatever reason, Landlord shall have the option to require that, beginning with the first payment of rent due following the imposition of the second consecutive late charge, rent shall no longer be paid in monthly installments but shall be payable three (3) months in advance.

     36. Mortgagee Protection. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligation hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless
(a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and (b) Tenant offers such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or of judicial foreclosure, if such should prove necessary to effect a cure.

     37. Definition of Landlord. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of the Site or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

     38. Waiver. The failure of Landlord to seek redress for violation of, or to insist upon strict performance of, any term, covenant or condition of this Lease or the Rules and Regulations attached hereto as Exhibit "F," shall not be deemed a waiver of such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rule or Regulation, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     39. Identification of Tenant. Unless the provisions of Paragraph 55, below, are applicable to this Lease, then if more than one person executes this Lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (b) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

     40. Parking. Unless Tenant is in default hereunder, Tenant shall be entitled to the number of vehicle parking spaces designated in Subparagraph 1(k), free of charge during the initial term of this Lease and subject to a monthly parking fee thereafter, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than said number. Landlord reserves the right to institute and enforce a charge and validation system for guest parking, provided, however, during the initial term of this Lease, Landlord shall provide parking validations free of charge to Tenant for Tenant's guest parking. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved, if it determines in its sole discretion that it is necessary for orderly and efficient parking. In the event Landlord has not assigned specific spaces to Tenant, Tenant shall not use any spaces which have been so specifically assigned by Landlord to other tenants or for such other uses as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses. Tenant shall provide Landlord with the license plate numbers of vehicles belonging to Tenant's employees.

          (a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

          (b) If Tenant permits or allows any of the prohibited activities described in this Paragraph 40, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

          (c) Landlord reserves the right at any time to substitute an equivalent number of parking spaces in a parking structure or subterranean parking facility or in a surface parking area adjacent to the Premises.

     41. Terms and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     42. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by the delivery to both Landlord and Tenant.

     43. Time. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

     44. Prior Arrangements; Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to any such matter shall be effective for any purpose.
No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not incorporated herein.

     45. Severability. Any provision of this Lease which shall prove to be invalid, void or illegal in any way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

     46. Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

     47. Limitation on Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease.

     48. Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and affixed to this Lease are a part hereof.

     49. Signs and Auctions. Tenant shall not place any sign upon the Premises or the Building or conduct any auction thereon without Landlord's prior written consent.

     50. Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

     51. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

          Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

     52. Financial Statements. At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two
(2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public account.

     53. Signs. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and Landlord may at any time during the last one hundred eighty (180) days of the Term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant.

     54. Quiet Enjoyment. Landlord covenants and agrees with Tenant that, as long as Tenant is not in default under the terms of this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with the terms of this Lease without interference or interruption.

     55. Tenant as Corporation. If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the Bylaws of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

     56.  Letter of Credit.

          (a) Simultaneously with its execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord an irrevocable and unconditional letter of credit (the "Letter of Credit"), which is transferable to Landlord's successor(s)-in-interest as owner(s) of the Building, issued by an institutional lender acceptable to Landlord and otherwise in form and content satisfactory to Landlord, as part of the Security Deposit for the faithful performance and observance by Tenant of all of the terms, provisions and conditions of this Lease.

          (b) The Letter of Credit shall remain in effect until May 31, 1995. If the expiry date of the Letter of Credit is sooner than May 31, 1995, Tenant shall renew or replace the Letter of Credit at least thirty (30) days prior to its expiry date. If Tenant fails to so renew or replace the Letter of Credit within such time period, Tenant shall be deemed to be in default under this Lease, without any notice or opportunity to cure.

          (c) The Letter of Credit shall be in the face amount of Sixty-Five Thousand Dollars ($65,000.00). So long as the Letter of Credit has not been drawn upon, the face amount of the Letter of Credit shall reduce to Thirty-Five Thousand Dollars ($35,000.00) on June 1, 1994.

          (d) Although Landlord hereby agrees that it may only draw upon the Letter of Credit if Tenant is in default under this Lease, the Letter of Credit shall, on its face, provide that Landlord may draw upon the Letter of Credit by presenting appropriate identification to the issuing bank and requesting a draw. In the event Landlord draws upon the Letter of Credit, Tenant shall reinstate the Letter of Credit to its full face amount within fifteen (15) days of such draw. If Tenant fails to so reinstate the Letter of Credit within such 15-day period, Tenant shall be deemed to be in default under this Lease, without any notice or opportunity to cure.

          (e) Tenant may at any time deliver to Landlord cash in the full amount of the Letter of Credit. Landlord shall deposit such cash in an interest-bearing account, with interest accruing for the benefit of Tenant, and return to Tenant the Letter of Credit.

     57.  Environmental Matters.

          (a) During the term of this Lease, Landlord shall not, and will cause its tenants and contractors to not, handle, use, store, generate or dispose of any Hazardous Materials at or upon the Site, except for such Hazardous Materials reasonably necessary for the operation and maintenance of the Site, in which case, Landlord, its tenants and contractors shall handle, use, store, generate or dispose of such Hazardous Materials in compliance with all laws, ordinances, rules and regulations. For the purposes of this Lease, the term "Hazardous Materials" means any hazardous or toxic wastes, substances, or related materials as defined in, or otherwise subject to, regulation under any federal, state or local statute, regulation, rule or ordinance (including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq., and the Resource
                                                      -- ---
Conservation and Recovery Act, 42 U.S.C. (S) 9601 et seq.), now or in effect
                                                  -- ---
after the date of this Lease.

          (b) During the term of this Lease, Tenant shall not, and will cause its contractors, subtenants and assignees to not, handle, use, store, generate or dispose of any Hazardous Materials at or upon the Premises, except for such Hazardous Materials reasonably necessary for Tenant or its subtenant or assignee to conduct their respective businesses at the Premises, in which case, Tenant and its contractors or its subtenant or assignee shall handle, use, store, generate or dispose of such Hazardous Materials in compliance with all laws, ordinances, rules and regulations.

     58.  Americans with Disabilities Act.

          (a) Landlord warrants and represents that, to the best of its knowledge and belief, and to the extent required by law, the Building and the Premises comply with the "Americans with Disabilities Act of 1990" (the "ADA"), and Landlord shall, to the extent required by the ADA and not required as a result of Tenant's specific manner of use or occupancy of the Premises, or as a result of any alterations to the Premises made by or at the request of Tenant, in each case as described below, cause the Building and/or the Premises to continue to comply with the ADA and pass the costs incurred with respect to such compliance through as an Operating Expense.

          (b) Landlord shall construct the Leasehold Improvements in the Premises in compliance with the ADA and shall make any modifications to the Building or the Premises which are required as a result of Landlord's construction of the Leasehold Improvements. The Leasehold Improvements will be constructed by Landlord to comply with the requirements of "Group B.2" occupancy, as set forth in Division 7 of the Los Angeles Building

Code. To the extent any modifications to the Building or the Premises are required as a result of Tenant's using the Premises for any purpose not included within "Group B.2" occupancy, or as a result of any alterations to the Premises from the approved plans and specifications, which alterations are made by or at the request of Tenant, Tenant, or, at Landlord's option, Landlord, shall effect such modification at Tenant's sole cost and expense.

     59. Termination of Suite 220 Lease. Concurrently with their entry into this Lease, Landlord and Tenant have entered into that certain Lease Termination Agreement (the "Termination Agreement") dated as of even date with this Lease with respect to that certain Standard Form Office Lease (the "Suite 220 Lease") dated as of January 19, 1990, by and between Landlord's predecessor in interest and Tenant. Among other things, the Termination Agreement sets forth the terms and conditions pursuant to which the Suite 220 Lease shall terminate.

          IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.


TENANT:                             LANDLORD:

THE TRYLON CORPORATION              NISSAN REAL ESTATE
a Delaware corporation              CORPORATION U.S.A.,
                                    a California corporation


By /s/                              By /s/
  -------------------------           ------------------------
                                      Junichi Ogasawara,
                                      Its President
  -------------------------
  (Printed Name and Title)


By
  -------------------------

  ------------------------
  (Printed Name and Title)

                                 STANDARD FORM

                                  OFFICE LEASE



LANDLORD: NISSAN REAL ESTATE CORPORATION U.S.A., a California corporation

TENANT:   THE TRYLON CORPORATION, a Delaware corporation



Dated for reference purposes as of:  April 15, 1993

                               TABLE OF CONTENTS
                               -----------------


                                                                         Page(s)
                                                                         -------

1.      Terms and Definitions...........................................    1

2.      Premises and Common Areas Leased................................    3

3.      Term............................................................    5

4.      Possession......................................................    6

5.      Annual Basic Rent...............................................    6

6.      Rental Adjustments..............................................    7

7.      Security Deposit................................................   11

8.      Use.............................................................   12

9.      Payments and Notices............................................   13

10.     Brokers.........................................................   13

11.     Holding Over....................................................   14

12.     Taxes on Tenant's Property......................................   14

13.     Condition of Premises...........................................   15

14.     Alterations.....................................................   15

15.     Repairs.........................................................   19

16.     Liens...........................................................   20

17.     Entry by Landlord...............................................   20

18.     Utilities and Services..........................................   21

19.     Bankruptcy......................................................   22

20.     Indemnification.................................................   23

                                                                         Page(s)
                                                                         -------
21.     Damage to Tenant's Property.....................................   23

22.     Insurance.......................................................   24

23.     Damage or Destruction...........................................   26

24.     Eminent Domain..................................................   28

25.     Defaults and Remedies...........................................   29

26.     Assignment and Subletting.......................................   31

27.     Subordination...................................................   33

28.     Estoppel Certificate............................................   33

29.     Building Planning...............................................   34

30.     Rules and Regulations...........................................   34

31.     Conflict of Laws................................................   34

32.     Successors and Assigns..........................................   35

33.     Surrender of Premises...........................................   35

34.     Professional Fees...............................................   35

35.     Performance by Tenant...........................................   35

36.     Mortgagee Protection............................................   36

37.     Definition of Landlord..........................................   36

38.     Waiver..........................................................   37

39.     Identification of Tenant........................................   37

40.     Parking.........................................................   37

41.     Terms and Headings..............................................   38

                                                                         Page(s)
                                                                         -------
42.     Examination of Lease............................................   38

43.     Time............................................................   38

44.     Prior Arrangements; Amendments..................................   38

45.     Severability....................................................   39

46.     Recording.......................................................   39

47.     Limitation on Liability.........................................   39

48.     Riders..........................................................   39

49.     Signs and Auctions..............................................   39

50.     Modification for Lender.........................................   39

51.     Accord and Satisfaction.........................................   39

52.     Financial Statements............................................   40

53.     Signs...........................................................   40

54.     Quiet Enjoyment.................................................   40

55.     Tenant as Corporation...........................................   40

56.     Letter of Credit................................................   40

57.     Environmental Matters...........................................   41

58.     Americans with Disabilities Act.................................   42

59.     Termination of Suite 220 Lease..................................   42